UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                             ----------------------




                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934






     Date of Report (Date of earliest event reported) 17 September 1998
                                                      -----------------




                                             Air Products and Chemicals, Inc.
                                 ----------------------------------------------------
                                  (Exact name of registrant as specified in charter)


                   Delaware                                 1-4534                    23-1274455
   ----------------------------------------------   ------------------------   ---------------------------
   (State of other jurisdiction of incorporation)   (Commission file number)   (IRS Identification number)


      7201 Hamilton Boulevard, Allentown, Pennsylvania                            18195-1501
   ----------------------------------------------------                         -------------
     (Address of principal executive offices)                                     (Zip Code)


       Registrant's telephone number, including area code (610) 481-4911
                                                           --------------

     Item 5. Other Events.
     ---------------------

     The Registrant announced today that its Board of Directors has elected John P. Jones as President and Chief Operating Officer and a director of the company effective October 1, 1998.

     Commenting on the appointment, Air Products Chairman and Chief Executive Officer, H. A. Wagner, said, "The election of Mr. Jones as president begins a transition in the leadership of the company which will culminate with his succeeding me upon my planned retirement in 2000. I am confident that under John's stewardship, the company's gases and chemical businesses will continue to grow and flourish well into the next century."

     Mr. Wagner noted that beyond his operating responsibilities, Mr. Jones has also played an integral role in developing strategies for the future during his assignments in the Company's worldwide Gases and Equipment Group and as a member of the Corporate Executive Committee.

     Mr. Jones, age 47, joined Air Products in 1972 and, following various commercial assignments in Company joint ventures and subsidiaries, was first appointed a vice president and general manager of the company in 1988. In 1992, Jones was appointed group vice president overseeing the company's tonnage gas business operations, and one year later transferred to Air Products Europe where he was named president. In 1996, he returned to the U.S. where he assumed his current position as executive vice president for the company's worldwide Gases and Equipment Group.

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

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       Air Products and Chemicals, Inc.
                                     -----------------------------------
                                       (Registrant)




Dated: 21 September 1998             By:   /s/ Leo J. Daley
                                        --------------------------------
                                        Leo J. Daley
                                        Vice President - Finance and
                                        Treasurer
                                        (Chief Financial Officer)


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